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                                                                    EXHIBIT 10.4



                           PURCHASE AND SALE AGREEMENT

1. THE PARTIES:

BUYER:            Silverleaf Resorts, Inc., a Texas corporation
                  1221 Riverbend Dr., Suite 120, Dallas, Texas 75247 ("Buyer")

SELLER: American National Bank & Trust Company of Chicago, as Trustee under a Trust Agreement dated February 9, 1994, known as Trust No. 117945-00
                  2901 Butterfield Road, Oak Brook, Illinois 60523 ("Seller")

Buyer and Seller are hereinafter collectively referred to as the "Parties" and may sometimes be referred to individually as "Party."

2. THE REAL ESTATE: Seller agrees to sell to Buyer and Buyer agrees to buy from Seller, in an "AS-IS, WHERE-IS" condition with no representation or warranties from the Seller whatsoever (except as otherwise provided in this Contract), approximately one hundred ninety-one (191) acres of vacant land located in LaSalle County, Illinois, legally described on the attached Exhibit "A" (hereinafter referred to as "Real Estate").

3. PURCHASE PRICE: Buyer agrees to pay Seller a purchase price of Four Thousand Two Hundred and No/100 Dollars ($4,200.00) per gross acre surveyed. The purchase price shall be paid as follows: The Buyer shall deposit earnest money of Twenty-Five Thousand and No/100 Dollars ($25,000.00) with Chicago Title Insurance Company (hereinafter referred to as "Escrowee") in a strict joint order no. 1 escrow, for the mutual benefit of the Parties, to be applied to the purchase price at closing. The balance of the purchase price shall be paid as follows: (a) $135,440.00 shall be paid to Seller at closing by certified or cashier's check or by wire transfer; and (b) the balance of the purchase price or $641,760.00, plus or minus prorations, shall be represented by purchase money financing provided by Seller to Buyer. The terms of the purchase money financing are as follows: (a) the principal amount of the purchase money financing shall bear interest at the rate of eight percent (8%) per annum and interest shall be paid monthly in advance commencing on the date of the closing; (b) the Buyer shall make five (5) annual principal reduction payments, each equal to 1/5 of the original principal balance of the purchase money loan and with the first payment due on the first anniversary date of the purchase money note ("Note") with the remaining four (4) principal reduction payments due on the second, third, fourth and fifth anniversary dates of the Note so that all principal and accrued interest is paid in full on the fifth anniversary date of the Note; (c) the Note will be guaranteed in full by Buyer; (d) the purchase money loan documents shall be comprised of the Note, a purchase money mortgage, an assignment of rents, and a personal guaranty from Buyer, a collateral assignment of beneficial interest and UCC financing statements. All of the purchase money loan documents shall be prepared by Seller's counsel and shall be satisfactory to Seller and Seller's counsel. The purchase money mortgage will provide for insurance and tax escrows to be paid monthly by Buyer and shall contain so-called "Due on Sale" and "Due on Encumbrance" clauses. It is understood and agreed that no construction will be permitted on the Real Estate until the purchase money loan has been repaid in full. This Contract and the issuance of the purchase money financing are contingent upon the Seller approving the financial condition and status of Buyer and Buyer shall provide to Seller within ten (10) days after the execution of this Contract by Buyer a financial statement of Buyer and such other financial information as Seller may reasonably request. Seller agrees to approve or disapprove Buyer's financial status within ten (10)





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days after receipt of Buyer's financial statement and any other financial information requested by Seller. At closing, Buyer shall provide to Seller a 1990 ALTA loan policy naming Seller as the insured party thereunder the insurance in the amount of the purchase money loan and insuring that the purchase money loan is a first priority lien against title to the Real Estate. The loan policy shall contain an extended coverage endorsement, a comprehensive endorsement, an access endorsement, a survey endorsement, a separate tax parcel endorsement, and the loan policy and all endorsements shall be paid for by Buyer in cash at closing.

         Five (5) days prior to the closing, Buyer shall provide to Seller UCC, tax, judgment and lien searches for Buyer from the Illinois Secretary of State's Office and the LaSalle County Recorder's Office showing no liens or judgments against Buyer. At closing, Buyer shall provide to Seller : (a) a certificate of good standing for Buyer from the Secretary of State's Office of the State of Texas and a certificate from the Illinois Secretary of State's Office specifying that Buyer is qualified to do business in the State of Illinois, each item dated not more than thirty (30) days prior to the date of closing, (b) a certified copy of the corporate resolution of Buyer authorizing the individuals who have executed the purchase money loan documents to bind the corporation to the terms and provisions of those documents, and (c) an opinion of counsel from an attorney licensed to practice law in the State of Illinois stating that the terms and provisions of the purchase money loan documents are the binding, valid and legal obligations of Buyer and the interest rate contained therein does not violate the usury laws of the State of Illinois together with an opinion of counsel from counsel licensed to practice law in the State of Texas stating that the interest rate charged under the purchase money loan financing is not violative of any usury laws in the State of Texas (each opinion must be reasonably satisfactory to Seller's counsel).

         At closing, the earnest money deposit shall be paid over to Seller and the principal amount so paid shall be credited to the purchase price of the Real Estate with all interest earned on the principal portion of the earnest money deposit to be paid to the Buyer. If the sale does not occur as a result of a default by either Buyer or Seller, the earnest money deposit shall be paid to the appropriate party as specified in paragraph 13 of this Contract.

4. CLOSING AND POSSESSION: Closing shall be on September 30, 1999 at the office of Chicago Title Insurance Company, 1725 S. Naperville Road, Wheaton, Illinois. Possession shall be tendered on the day of closing. THE CLOSING AND POSSESSION DATE IS LEGALLY SIGNIFICANT TO BUYER AND SELLER. THE PARTIES UNDERSTAND THAT WHEN THIS CONTRACT IS SIGNED BY BOTH BUYER AND SELLER, THE CLOSING AND POSSESSION DATE MAY ONLY BE CHANGED BY MUTUAL AGREEMENT OF THE PARTIES.

5. REAL ESTATE BROKER'S COMMISSION: Each Party hereby represents and warrants to the other that other than (i) any commission due and payable to Inland Real Estate Sales, Inc., if any, which will be paid by Seller, and (ii) a real estate commission in the amount of two and one-half percent (2-1/2%) of the purchase price, which commission shall be paid by Seller to Larry Windsor of Century 21 Realtors, upon completion of the sale of the Real Estate to Buyer, no other brokers or real estate salespeople have been involved in this transaction and that there are no other real estate commissions due or to become due as a result of this transaction and any Party so incurring or causing any additional claims for a real estate commission shall indemnify, defend,








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save and hold the other Party harmless from any loss, damage, cost and expense arising from such claims.

6. PLAT OF SURVEY: Within five (5) days of the Parties execution of this Contract, Seller shall provide to Buyer its existing plat of survey of the Real Estate by Vegrzyn, Sarver and Associates, Inc. dated September 15, 1981. Within thirty (30) days of the Parties execution of this Contract, Seller shall furnish an update of its plat of survey (the existing plat of survey and the update are hereinafter collectively referred to as "Plat of Survey") certified to Buyer and Chicago Title Insurance Company and made by an Illinois registered land surveyor, showing gross acreage, having all corners staked with measurements of all lot lines, and showing all easements, building line set backs, fences and any improvements on the Real Estate and distances thereof to all lot lines.

7. NOTICES: All notices, communications or demands by either Party to the other shall be in writing and shall be served by any of: (a) personal delivery; (b) a nationally recognized overnight courier service; (c) certified mail, return receipt requested; or (d) by facsimile with a confirmation copy sent by regular mail on the same day as the facsimile transmission. A notice shall be deemed to have been duly given (i) if and when personally delivered; (ii) upon actual receipt if sent by a nationally recognized overnight courier service; (iii) upon the second business day after being deposited in the United States Mail; or (iv) the day of facsimile transmission provided such transmission is completed on or before 5:00 p.m. on a business day, otherwise such delivery will be deemed received at 9:00 a.m. on the following business day, with all notices, demands or other communications addressed to the Parties as follows:

         If to Seller:              InLand Capital Fund, L.P.
                                    2901 Butterfield Road
                                    Oak Brook, Illinois  60523
                                    Attn:  Patricia A. Challenger
                                    Phone:     (630) 218-4956
                                    Fax:       (630) 218-4955

         With copy to:              H. Dan Bauer, Esq.
                                    The Inland Group, Inc.
                                    2901 Butterfield Road
                                    Oak Brook, Illinois  60523
                                    Attn:  Patricia A. Challenger
                                    Phone:     (630) 218-8000
                                    Fax:       (630) 218-4900

         If to Buyer:               Silverleaf Resorts, Inc.
                                    1221 Riverbend Dr., Suite 120
                                    Dallas, Texas  75247
                                    Attn:  Robert E. Mead
                                    Phone:     (214) 631-1166
                                    Fax:       (214) 905-0514

         With copy to:              George R. Bedell, Esq.
                                    901 Main Street, Suite 3700
                                    Dallas, Texas  75202
                                    Phone:     (214) 744-3700
                                    Fax:       (214) 747-3732




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or at such other address as a Party may designate by a notice in conformity with the provisions of this paragraph.

8. THE DEED AND TITLE POLICY: At closing, Seller shall deliver a recordable trustee's quit claim deed conveying title to the Real Estate to a new land trust established at American National Bank and Trust Company of Chicago, of which the Buyer shall be the sole Beneficiary with title to the Real Estate subject to only the following exceptions described herein, if any: (a) general real estate taxes accrued, but not yet payable at the time of closing; (b) special assessments confirmed after this Contract date; (c) zoning laws and ordinances;
(d) fire, safety and health codes and ordinances and all building setback lines and use or occupancy laws, ordinances and regulations; (e) drainage ditches, feeders, laterals and drain tile, pipe or other conduit; (f) matters appearing on Seller's existing plat of survey supplied to Buyer as described in paragraph 6 of this Contract; and (g) all items listed on Exhibit "B" attached hereto. Buyer further agrees that Buyer shall not assign the beneficial interest of the new land trust at American National Bank and Trust Company of Chicago and that at the time of closing, the Seller shall have the sole collateral assignment of such beneficial interest in such new land trust. At closing, Seller shall also provide to Buyer an ALTA title insurance policy naming the new land trust as the insured party thereunder and providing insurance in the amount of the purchase price payable hereunder that the new land trust has acquired good and marketable title to the Real Estate subject only to the exceptions described hereinabove. The title policy shall contain an extended coverage endorsement, a comprehensive endorsement, an access endorsement, a survey endorsement, a separate tax parcel endorsement, and the title policy and all endorsements shall be paid for by Seller in cash at closing.

9. TITLE: Within fifteen (15) days after the execution of this Contract by both Parties, Seller shall furnish or cause to be furnished to Buyer or Buyer's attorney, at Seller's expense, a commitment for title insurance issued by Chicago Title Insurance Company ("Title Company") on the current form of American Land Title Association Owner's Policy (or equivalent policy) in the amount of the purchase price covering the date hereof, subject only to the following: (a) exceptions as set forth in paragraph 8 of this Contract; and (b) acts done or suffered by or judgments against Buyer, or those claiming by, through or under Buyer. It is understood and agreed that any loans obtained by Seller which are secured by mortgages or trust deeds encumbering title to the Real Estate shall be paid in full at or prior to the closing and title after closing shall not be subject to such liens or encumbrances. In the event that the title commitment contains any unpermitted title exceptions, Seller shall have thirty (30) days after receipt of the title commitment to cure or have the Title Company commit to insure Buyer against loss or damage that may be caused by (to the reasonable satisfaction of Buyer) such unpermitted title exceptions. It is understood and agreed that Seller shall not be required to expend more than $10,000.00 to cure any unpermitted title exception or to have same insured over by the Title Company. Seller shall notify Buyer in writing within the thirty (30) day cure period in the event that Seller is unable to cure or have insured over any unpermitted title exception. Upon written notification from Seller that Seller is unable to cure or have insured over any unpermitted title exception, Buyer shall have five (5) business days thereafter to elect to either terminate this Contract and receive a return of its earnest money subject to the terms and provisions of this Contract or to maintain this Contract in full force and effect and take






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title subject to any uncured title exceptions with the right to receive a credit against the purchase price equal to that portion of $10,000.00 that has not been expended by Seller to cure unpermitted title exceptions. If Buyer does not elect to accept the Real Estate as provided above, this Contract shall terminate and be of no further force and effect, and the earnest money shall be refunded to Buyer provided Seller has no claim against Buyer pursuant to the indemnity contained in paragraph 17. Whenever it is provided in this Contract for earnest money to be returned to Buyer, as a prerequisite to the return of such earnest money, Buyer shall deliver to Seller, Buyer's quit claim deed to the Real Estate fully executed, properly acknowledged and in recordable form. Within fifteen
(15) days after the execution of this Contract by both parties, Seller will also furnish to Buyer's attorney drafts of the purchase money loan documents that will be executed at the time of closing of this transaction.

10. AFFIDAVIT OF TITLE AND REAL ESTATE TRANSFER DECLARATION: Seller shall furnish Buyer at closing an Affidavit of Title covering the date of closing, subject only to those permitted exceptions set forth in paragraph 8, and unpermitted exceptions, if any, as to which the title insurer commits to extend insurance in a manner specified in paragraph 9. At closing, Seller shall furnish to Buyer a completed Illinois Real Estate Transfer Declaration and Seller shall pay any State of Illinois or LaSalle County transfer stamps or taxes applicable to the transaction, if any.

11. TAX AND FARM RENT PRORATIONS: General real estate taxes will be prorated ratably as of the time of closing. If the amount of the current general taxes is not then ascertainable, the adjustment thereof shall be on the basis of the most recent ascertainable taxes with a reproration upon receipt of the actual bill(s) for the year in which closing occurs. The Real Estate is subject to the Land Lease attached hereto as Exhibit "C." At closing, Seller shall provide to Buyer a credit for any farm rent applicable to any period after the closing which rent has been previously received by Seller. For any rents due to Seller through the date of closing, Seller and Buyer will each execute a letter to the tenant under the lease directing the tenant to divide its next rent payment as described in the letter. Seller shall also assign all of its right, title and interest in and to any existing farm lease and any rent due thereunder to Buyer at closing.

12. INTERNAL REVENUE CODE REQUIREMENTS: Parties agree to furnish, execute and deliver all documentation and information necessary to comply with the reporting requirements of Sections 6045(e) and 1445 of the Internal Revenue Code.

13. PERFORMANCE AND DEFAULT: Time is of the essence in this Contract. If the closing of this transaction fails as a result of Buyer's default, then it is agreed that Seller will suffer damages that would be difficult to ascertain. Accordingly, in the event of such a Buyer default, the earnest money shall be forfeited by Buyer to Seller as liquidated damages, as Seller's sole and exclusive remedy for such default as Buyer and Seller's best estimate of the damages to be incurred by Seller, and this Contract will thereupon terminate. If the closing of this transaction fails as a result of Seller's default, then Buyer shall have the option of either (a) seeking specific performance of this Contract or (b) having the earnest money refunded to Buyer (provided Seller has no claim against Buyer pursuant to the indemnity contained in paragraph 17) and Seller shall pay to Buyer twice the amount of all reasonable and documented costs and expenses actually incurred by Buyer as a result of this transaction up to a maximum of $25,000.00, and this Contract will thereupon terminate. Buyer's remedy will be either (a) or (b) above and such remedy will be Buyer's sole and exclusive remedy. The Buyer's indemnification of Seller as contained in paragraph 17 hereinafter




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shall remain in full force and effect and in no way limited by any liquidated damages provision or any termination or expiration of this Contract.

14. CONDEMNATION: If, prior to closing, all or a material part of the Real Estate is subjected to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation (or sale in lieu thereof), Buyer, by written notice to Seller, given within fifteen (15) days after Buyer's receiving actual notice of such threat of condemnation, may elect to terminate this Contract (the date of closing shall be extended, if necessary, to grant Buyer the aforesaid fifteen (15) day period). If Buyer does not elect to so terminate, this Contract shall remain in full force and effect and the purchase contemplated herein, less any interest in the Real Estate taken by eminent domain or condemnation, shall be completed with no adjustments, and at the closing, Seller shall assign, transfer, and set over to Buyer all of Seller's right, title and interest in and to any awards that have been or that may thereafter be made for such taking. The phrase "a material part of the Real Estate" shall mean ten percent (10%) or more of the land comprising of the Real Estate.

15. REAL ESTATE SETTLEMENT PROCEDURES ACT OF 1974: The Buyer and the Seller will comply with the Real Estate Settlement Procedures Act of 1974, as amended, and will furnish all information required for compliance therewith.

16. ESCROW CLOSING: This sale shall be closed through an escrow with Chicago Title Insurance Company in accordance with the provisions of the usual form of New York-styled Deed and Money Escrow Agreement with provisions inserted in the Escrow Agreement as may be required to conform with this Contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, the payment of the purchase price and delivery of deed and other documents required to be delivered by this Contract, shall be made through the escrow. The cost of the escrow shall be divided equally between the Parties. The Buyer shall pay the cost of any money lender's escrow and the loan policy and all endorsements thereto.

17. INSPECTION-FEASIBILITY PERIOD: For the period beginning upon acceptance of this Contract by Seller and ending on a date sixty (60) days thereafter ("Inspection-Feasibility Period"), Buyer and its agents, at reasonable times and upon reasonable notice to Seller, may enter upon the Real Estate to perform physical inspections of the Real Estate including environmental and soil tests and otherwise investigate and determine if the Real Estate is suitable for Buyer's intended use, all at Buyer's sole cost and expense. Buyer shall promptly pay for all costs of any inspections or tests and hereby indemnifies and holds Seller harmless from any mechanic's or materialmen's liens against the Real Estate resulting from non-payment of such inspections or tests and this provision shall survive any termination of this Contract. The Buyer will also review all existing exceptions as set forth in paragraph 8 during the Inspection-Feasibility Period. All inspections and tests to be done on the Real Estate will only be performed upon prior written notification to Seller and Buyer shall restore the Real Estate to its condition prior to any such inspections or tests and shall insure that there are no unsafe or dangerous conditions existing on the Real Estate during or after such inspections or tests. In the event that Buyer determines that the results of any inspections, tests, investigations or review are unsatisfactory or that the Real Estate is not suitable for Buyer's intended use, notwithstanding that this Contract is fully binding upon the Parties at the time of execution, Buyer may terminate this Contract by written notice ("Inspection Cancellation Notice") to Seller delivered at anytime during the Inspection-Feasibility Period. Buyer shall save,










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indemnify, defend and hold Seller harmless from the acts of Buyer and its representatives, agents and /or contractors arising from such tests and/or inspections, and prior to entry upon the Real Estate or the performing of any inspections or tests, Buyer shall provide Seller with evidence of general liability, property damage and worker's compensation insurance in form, content and amount satisfactory, and written by companies acceptable, to Seller in connection therewith and Buyer agrees to name Seller, its partners and agents as additional insured on all such policies. Buyer will repair, in a good and workmanlike manner, any damage done to the Real Estate as a result of any tests or inspections performed thereon. Buyer's indemnity as provided above will survive the closing of this transaction or any termination of this Contract and will not be deemed merged with the Deed. In addition, Buyer will be solely responsible for the cost and expense of all crop damage incurred as a result of any of Buyer's tests or inspections. In the event of termination by Buyer pursuant to this paragraph, Seller shall direct that the earnest money be returned to Buyer provided Seller has no claim against Buyer pursuant to the above indemnity. Thereafter, this Contract will be of no further force or effect and neither Party shall have any further liability to the other provided Seller has no claim against Buyer pursuant to the above indemnity. If no Inspection Cancellation Notice is received by Seller within the Inspection-Feasibility Period, this Contract shall remain in full force and effect. In no event shall Buyer, without the prior written consent of Seller, record any document against the Real Estate including, but not limited to, this Contract or a memorandum thereof, encumber the Real Estate in any way, or bind the Real Estate to any zoning, platting or annexation at any time prior to closing. Buyer shall keep the terms and conditions of this Contract confidential and shall not disclose such to any third party, unless required by law to do otherwise.

         Buyer agrees that unless otherwise provided herein, (a) the sale is concluded without warranties, representations or guarantees of any kind or nature made by Seller; (b) the Real Estate is purchased by Buyer on an "AS-IS, WHERE-IS" basis; and (c) Buyer's decision to purchase the Real Estate is based only on the investigation, study and analysis of all aspects of the Real Estate as made by Buyer/and or Buyer's agents, employees, representatives and/or independent contractors (collectively, "Buyer's Investigation"). It is expressly understood by Buyer and Seller that all statements and representations, if any, made by Seller and Seller's agents and independent contractors are intended by Buyer and Seller to be made only as an accommodation to Buyer and Buyer's Investigation and not in lieu of Buyer's Investigation. Seller makes no representations or warranties, expressed or implied, with respect to the environmental condition of the Real Estate, any surrounding property and any property in the vicinity of the Real Estate (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder) or compliance with any federal, state or local environmental, health or safety statute, laws or regulations, and Seller makes no indemnifications expressed or implied whatsoever including, but not limited to, any indemnifications for any costs or liabilities arising out of or related to the presence, discharge, treatment, recycling, storage, use, transportation, generation, disposal, migration or release of a hazardous or toxic waste, substance or constituent as defined in any applicable federal, state or local law, ordinance or regulation, or any other substance (including, without limitation, any asbestos, asbestos containing materials, polychlorinated biphenyls, oil, petroleum or any fraction thereof, or crude oil or any fraction thereof) (collectively, "Hazardous Materials") on, in, under or from the Real Estate, any surrounding property or any property in the vicinity of the Real Estate (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder). Notwithstanding any other rights provided herein, during the Inspection-Feasibility Period Buyer shall have the right at its own





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expense to conduct an environmental assessment of the Real Estate, provided that: (i) the proposed scope of the assessment is reasonably acceptable to the Seller (it is agreed that a level one environmental assessment and a reasonable number of soil borings to determine soil classification, moisture content and the depth of these items reasonably required for Buyer's intended use of the Real Estate is acceptable to Seller provided Buyer fills in all soil boring holes and fully complies with the terms and conditions of this paragraph 17, including, but not limited to, repairing any damage caused by its tests and provided that Buyer shall not be entitled to do any soil borings on the gas pipeline easement crossing the Real Estate); (ii) Buyer shall keep any information generated during this assessment as confidential unless required by law to do otherwise and shall not disclose such to any third party (except Buyer's members, joint venture partners, Buyer's lender and consultants) without the prior approval of Seller, which shall be within Seller's sole discretion; and (iii) if this transaction fails to close as required herein and if Seller so requests, copies of all data, notes, documents and reports generated during this environmental assessment shall be promptly provided to Seller. Any information, reports, statements, documents, or records (hereinafter, "Disclosures"), if any, provided or made to Buyer or its consultants by Seller, its agents, employees or contractors concerning the environmental condition of the Real Estate, including, without limitation, any environmental reports shall not be representations or warranties.

18. TAX DEFERRED EXCHANGE: This Contract may be assigned by Seller to Exchange Escrowee as a qualified exchange intermediary in order for Seller to effect an Internal Revenue Code Section 1031 tax deferred exchange. In the event Seller makes such an assignment, Purchaser agrees to promptly execute a customary consent or acknowledgement of such assignment in connection therewith, as the qualified intermediary may reasonably request. Seller shall bear all costs with respect to its assignment/exchange transaction. There shall be no liability by Purchaser to Seller with respect to any Internal Revenue Service disapproval or disallowance of Seller's assignment/exchange transaction. Seller's exchange will not require Purchaser to take title to any real estate other than the Real Estate.

19. ATTORNEY'S FEES: In the event that either of the Parties institutes litigation to enforce the terms and provisions of the Contract, the prevailing Party in such litigation shall be entitled to recover all costs and fees, including, without limitation, all attorney's and paralegal fees through all appellate proceedings, that such prevailing Party incurs as a result of such litigation.

20. GOVERNING LAW: This Contract and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Illinois.

21. ASSIGNABILITY: Buyer may assign its interest in the Contract without the prior written consent of the Seller, but Buyer shall remain liable for its obligations under this Contract despite such assignment. Seller shall be allowed to freely transfer and assign its interest in this Contract without any prior consent.

22. BINDING EFFECT OF CONTRACT: All the various undertakings to each of the Parties to this Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

23. INVALIDITY OR ILLEGALITY OF ANY PROVISION OF THIS CONTRACT: If any term, condition or provision of this Contract shall be declared invalid or unenforceable, the







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


remainder of this Contract, other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

24. CO-PARTNER JOINT VENTURER: None of the terms, provisions or conditions of this Contract shall be construed as creating or constituting Seller as a partner or joint venturer with Buyer, nor constituting Buyer as the agent of Seller or Seller the agent of Buyer, nor shall any of the provisions of this Contract be construed in any manner so as to make Seller liable for the debts, obligations, liabilities or representations of Buyer.

25. RETURN OF EARNEST MONEY: It is agreed that notwithstanding any provision in this Contract to the contrary concerning the return of Buyer's earnest money in the event that Buyer would be entitled to a return of its earnest money but for the fact that Seller has bona fide claim against Buyer pursuant to Buyer's indemnity, defense and hold harmless obligations contained in paragraph 17 of this Contract, the earnest money will not be returned until such claim is resolved; provided, however, if the claim is for a known, liquidated amount, the earnest money less such amount and less any cost and expenses (including, without limitation, all attorney's fees) reasonably and necessarily incurred and anticipated to be incurred by Seller as a result of such claim shall be returned to Buyer. Until the claim is resolved, the amounts specified in the foregoing sentences shall remain in the escrow as security for payment of the claim and the above-described, cost and expenses. It is understood that the retention of the earnest money or any portion thereof shall not relieve Buyer from defending and holding harmless Seller and the Real Estate against all such claims.

It is further agreed that in the event that Buyer's insurance company notifies Seller in writing that the insurance company: (i) acknowledges coverage of the claim, (ii) agrees to defend Seller and the Real Estate against the claim, (iii) has sufficient insurance coverage under the policy to cover all amounts claimed together with all costs and expenses necessary to defend the claim, (iv) has retained counsel to represent Seller and the Real Estate against the claim, the amount of the earnest money plus any interest earned thereon and less any deductible under the insurance policy shall be returned to Buyer with the deductible being retained in the escrow as partial security for payment of the claim.

26. MISCELLANEOUS PROVISIONS:

    (a) The provisions of this Contract may be waived, altered, amended or repealed, in whole or in part, only on the written consent of both Parties to the Contract.

    (b) This Contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (c) This Contract shall be deemed to have been drafted jointly by the Parties and any uncertainty or ambiguity shall not be construed for or against either Party as an attribution of drafting either Party.

    (d) Buyer shall not record this Contract against title to the Real Estate and any such recording will result in an automatic termination of this Contract and Buyer's rights hereunder.

         IN WITNESS WHEREOF, the authorized representatives of Buyer and Seller have executed this Contract.


BUYER:                                            SELLER:

SILVERLEAF RESORTS, INC.,                         INLAND CAPITAL FUND, L. P.,
a Texas corporation                               a Delaware limited partnership,

                                                  By:      INLAND REAL ESTATE
                                                           INVESTMENT CORPORATION,
By:    /s/ Robert E. Mead                                  a Delaware corporation,
   -------------------------------------                   its general partner
Name:  Robert E. Mead
     -----------------------------------
Its:  Chief Executive Officer
    ------------------------------------
Date:  7/23/99                                             By:     /s/ Patricia A. Challenger
     -----------------------------------                      ------------------------------------
                                                                 Patricia A. Challenger
                                                                 Senior Vice President

                                                           Date:  7/30/99
                                                                ----------------------------------

                                                           SELLER:

                                                           AMERICAN NATIONAL BANK AND TRUST COMPANY
                                                           OF CHICAGO, not personally, but as
                                                           Trustee under a Trust Agreement dated
                                                           February 9, 1994 and known as Trust No.
                                                           117945--00

                                                           By:      [signature illegible]
                                                              ------------------------------------
                                                           Its:  Trust Officer
                                                               -----------------------------------
                                                           Date:
                                                                ----------------------------------

The instrument is executed by the undersigned Land Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee, it is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. NO personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

Exhibits:

Exhibit "A":      Legal Description
Exhibit "B":      Title Matters
Exhibit "C":      Land Lease